EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. 33-80504 of Sharper Image Corporation, on Form S-8, of our report dated May 24, 2006, relating to the financial statements and supplemental schedule of The Sharper Image 401(k) Savings Plan appearing in this Annual Report on Form 11-K of The Sharper Image 401(k) Savings Plan for the years ended December 31, 2005 and 2004.

/s/ BDO Seidman, LLP
San Francisco, CA

June 30, 2006

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